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                                                                    EXHIBIT 10.9

                          DEATH BENEFIT ONLY AGREEMENT

     THIS DEATH BENEFIT ONLY AGREEMENT (the "Agreement"), made and entered into as of the ____________ day of ________________, by and among Fulton Financial Corporation and its wholly owned subsidiary FFC Management, Inc. (hereafter jointly or severally the "Company") and ____________________ (the "Executive").

     WHEREAS, the Executive is a key employee of the Company and/or its subsidiaries or affiliates, and the Company wishes to retain the Executive in its employ and the employ of its subsidiaries and affiliates;

     WHEREAS, as an inducement to continued employment, the Company wishes to assist the Executive with additional financial protection in the event of the Executive's death;

     NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I

                                    BENEFITS

Should the Executive die while this Agreement is in effect, the Company shall pay the Executive's beneficiary a death benefit in an amount, if any, determined in accordance with the following provisions:

     (A) If the Executive is actively employed at the time of his death, the benefit payable upon the Executive's death shall be an amount such that after the assessment of individual income taxes at all taxation levels to which this benefit is subject (assuming the highest marginal tax rate at each level of taxation in effect at the time of the Executive's death) the amount remaining shall be equal to the product of the Benefit Factor and the Executive's base salary. Executive's base salary shall be at the annual rate in effect on his date of death.

     (B) On or after the effective date of the Executive's termination of employment by reason of Retirement, the benefit payable upon the Executive's death shall be equal to $_________.


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     (C)  On or after the effective date of the Executive's termination of employment by reason of Disability, the benefit payable upon the Executive's death shall be equal the amount as calculated in section A of Article I. until the Executive reaches age 65, at which time the Executive will be considered retired for purposes of this Agreement. Executive's base salary shall be at the annual rate in effect at the time of the Executive's termination for reason of Disability.

     (D) Except as otherwise provided in this Article 1(B) or (C), no benefit shall be payable under this Agreement on or after the effective date of the Executive's termination of employment unless such termination has occurred within 12 months of a Change in Control for reasons other then Cause. If termination occurs within 12 months of Change in Control for reason other then Cause, this Agreement and the benefits due hereunder will remain in full force.

     A benefit payable under this Article I shall be paid in a single lump sum to the Executive's beneficiary as soon as practicable after the Company receives written notice, in a form and manner acceptable to the Company, of the Executive's death. In the event the Executive has not designated a beneficiary, or if the Executive's designated beneficiary shall have predeceased the Executive, the benefit under this Agreement shall be paid to the Executive's estate. The beneficiary shall be designated on a form designated by the Company for such purpose. The Executive may at any time and from time to time while this Agreement is in effect change his beneficiary by executing and delivering to the Company a new beneficiary designation form.

                                   ARTICLE II

                              FUNDING RESTRICTIONS

     The Executive, his beneficiary, and any successor in interest to them, shall be and remain, with respect to the obligations under this Agreement, a general creditor of the Company in the same manner as any other general creditor of the Company. The Company, on behalf of itself and each subsidiary and affiliate, reserves the absolute right, in its sole discretion, through the purchase of life insurance on the life of the Executive or otherwise, to secure to the Company a source for the payment of the Company's obligations hereunder and to determine the extent, nature, and method thereof from time to time, including the right to discontinue the same at any time. Should the Company elect to do so, in whole or in part, through the purchase of life insurance or any other funding medium, only the Company shall have any right or interest in any such life insurance or other funding medium, and neither the Executive nor his or her beneficiary shall have any right or interest therein or recourse thereto.


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                                   ARTICLE III

                                TERM OF AGREEMENT

     This Agreement is effective as of the date first written above, and shall remain in effect for so long as the Executive remains in the employ of the Company or one of its owned subsidiaries or affiliates. This Agreement shall continue in effect after the Executive's termination of employment with the Company only if such termination occurs by reason of the Executive's Disability, Retirement, or within twelve (12) months of a Change in Control. Unless the termination following a Change in Control is for Cause.

                                   ARTICLE IV

                                ERISA PROVISIONS

     To the extent this Agreement is deemed to constitute or comprise a part of an "employee welfare benefit plan" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the provisions of this
Article IV shall apply.

     A.   Named Fiduciary and Administrator.

          The named fiduciary and administrator of this Agreement shall be the Company. As named fiduciary and administrator, the Company shall be responsible for the management. control and administration of the plan in accordance with the provisions of this Agreement. The Company may delegate to others certain responsibilities hereunder, including the employment of advisors and the delegation of ministerial duties to qualified individuals.

     B.   Claims Procedure.

          If benefits under this Agreement are not paid to the Executive's beneficiary and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the administrator named above within sixty (60) days from the date payment is refused. The administrator shall review the written claim and if the claim is denied, in whole or in part, shall provide in writing within 90 days of receipt of such claim the specific reasons for such denial, reference to the provisions of this Agreement upon which the denial is based, and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the additional steps to be taken by claimants if a further review of the claim denial is desired. A claim shall be deemed denied if the administrator fails to take any action within the aforesaid ninety (90) day period.


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               If the claimants desire a second review, they shall notify the named fiduciary in writing within sixty (60) days of receiving notice of the first claim denial. Claimants may review the Agreement or any documents relating thereto and submit any written issues and comments they may feel appropriate. In its sole discretion, the named fiduciary shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of the Agreement upon which the decision is based.

               If the claimants continue to dispute the benefit denial based upon completed performance of the Agreement or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to a Board of Arbitration for final arbitration. Said Board shall consist of one member selected by the claimant, one member selected by the Company and the third member selected by the first two members. The Board shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they and their heirs, personal representatives, successors and assigns shall be bound by the decision of such Board with respect to any controversy properly submitted to it for determination.

               Where a dispute arises as to the Company's discharge of Executive "for cause", such dispute shall likewise be submitted to arbitration as above described and the parties hereto agree to be bound by the decision thereunder.

                                    ARTICLE V

                                  MISCELLANEOUS

     A. Alienability and Assignment Prohibition. Neither the Executive, his spouse, nor any other beneficiary hereunder shall have any power or right to transfer assign, anticipate, hypothecate, mortgage, commute, modify, or otherwise encumber in advance any of the benefits payable hereunder. nor shall any of said benefits be subject to seizure for the payment of any debts. judgments, alimony, or separate maintenance owed by the Executive or his beneficiary, nor be transferable by operation of law in the event of bankruptcy or insolvency or otherwise. In the event the Executive or any beneficiary attempts assignment, commutation, hypothecation, transfer, or disposal of the benefits hereunder, the Company's liabilities hereunder shall forthwith cease and terminate.

     B. Gender and Headings. Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine, or neuter gender, whenever they should so apply. Headings and subheadings in this Agreement are inserted for reference and convenience only and shall not be deemed a part of the Agreement.


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     C. Effect on Other Company Benefit Agreements. Nothing contained in this
Agreement shall affect the right of the Executive to participate in or be covered under any qualified or non-qualified pension, profit sharing, bonus, or other supplemental compensation or fringe benefit plan or arrangement constituting a part of the Company's existing or future compensation and benefits structure. The Executive acknowledges that this Agreement replaces and supercedes any prior agreement relating to the provision of death benefits to the Executive, but excluding any supplemental retirement or similar arrangement which provides the Executive with a death benefit.

     D. Amendment and Termination. This Agreement may be amended or terminated at any time or times, in whole or in part, by the mutual written consent of the Executive and the Company. The Company may amend this Agreement unilaterally at any time or times, so long as no such unilateral amendment has the effect of revoking or decreasing the amount of the death benefit payable hereunder.

     E. Applicable Law. The validity and interpretation of this Agreement shall be governed by the laws of the State of Delaware.

     F. Definitions. The following definitions shall apply for purposes of this
Agreement:

          "Benefit Factor" shall mean 2 (two).

          "Cause" shall mean termination of the Executive's employment because of the Executive's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or a willful violation of any law, rule or regulation (other than traffic violations or similar offenses).

          "Change in Control" shall mean an event occurring:

          (i) at such time as any "person" (as the term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Company representing 25% or more of the outstanding voting securities of Fulton Financial Corporation (the "Company") or the right to acquire such securities, except for any voting securities purchased by any employee benefit plan of the Company or its subsidiaries;


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          (ii) at such time as individuals who constitute the Board of Directors of the Company on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors constituting the Incumbent Board (or members who were nominated by the Incumbent Board), or whose nomination for election by the Company's stockholders was approved by a nominating committee solely composed of members which are Incumbent Board members (or members nominated by the Incumbent Board), shall be, for purposes of this clause (b), considered as though he or she were a member of the Incumbent Board;

          (iii) at such time as a reorganization, merger, consolidation, or similar transaction occurs or is effectuated as a result of which 60% of shares of the common stock of the resulting entity are owned by persons who were not stockholders of the Company immediately prior to the consummation of the transaction;

          (iv) at such time as substantially all of the assets of the Company are sold or otherwise transferred to another Company or other entity that is not controlled by the Company.

          "Disability" shall mean any mental or physical condition, with respect to which an individual qualifies for and receives benefits under a long-term disability plan of the Company, or in the absence of such a long-term disability plan or coverage under such a plan, "Disability" shall mean a physical or mental condition which, in the sole discretion of the Company, is reasonably expected to be of indefinite duration and to substantially prevent the individual from fulfilling his duties or responsibilities to the Company.

          "Retirement" shall mean the Executive's termination of employment (other than for Cause) at or after attaining age 65 unless Executive has voluntarily chosen to retire prior to obtaining the age 65 under policies established and recognized by the Company pertaining to early retirement. If such election has been made "Retirement" shall mean the date upon which Executive takes early retirement

     IN WITNESS WHEREOF, the Executive and the Company, by their signatures below, hereby acknowledge their agreement to the terms and provisions contained herein, all effective as of the date first written above.

FFC Management, Inc.


BY:
    ---------------------------------   ----------------------------------------
    (Officer Name & Title)              (Executive)


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